EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 28, 2016, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary, appearing in the Annual Report on Form 10-K of EnteroMedics Inc. for the year ended December 31, 2015 and incorporated by reference in the Prospectus included in Registration Statement No. 333-213704, as amended.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 17, 2017